Exhibit 26m

ILLUSTRATION SAMPLE CALCULATION

Illustrated insured:

     Male Issue Age 45 Standard Nonsmoker, Face Amount $120,000, Death Benefit Option 1, $1,825 planned annual premium paid annually on the policy anniversary

Current Cost of Insurance Rates, Hypothetical Gross Annual Investment Return =
6%

POLICY VALUE

Policy Value = [Beginning Policy Value + Net Premium - Monthly Deduction] x (Net Investment Factor)

Derivation of Annual Sub-Account Rate of Return from Gross Rate of Return:

     Net Sub-Account Rate of Return = 5.25% = (6.00% Gross Sub-Account Rate of Return) - (0.75% Assumed Asset Charges*)

          * Asset charges vary by sub-account: Actual Asset Charges deducted from Gross Annual Rate of Return will vary with the contract owner's allocation of premium and policy value between the available sub-accounts. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

How the Periodic Deduction for Cost of Insurance and Other Contract Charges Are Made

     Net Premium = Gross Premium - Premium Expense Charge

         o     The Premium Expense Charge equals 6.00% of Gross Premium received

Monthly Deduction = COI Deduction + M&E Charge + Policy Fee + Per $1000 of Face Amount Charge

     For example, on the fifth policy anniversary for a Male Nonsmoker, issue age 45:

          Net Premium = $1,825 x (1 - 0.06) = $1,715.50

          COI Deduction = (Death Benefit / 1.0032737 - Policy Value ) x Monthly COI Rate
               o    The current Monthly COI Rate is 0.00018333
               o    The illustrated Death Benefit is $120,000
               o Policy Value = End of year 4 Policy Value + Net Premium Received = 5,181.64 + [1,825.00 x (1 - 0.06)] = 6,897.14
               o    COI  Deduction  = (120,000 / 1.0032737 - 6,897.14) x
                    (0.00018333) = $20.66

          M&E Charge = (0.00058 ) x (Policy Value)
               o Policy Value = End of year 4 Policy Value + Net Premium Received = 5,181.64 + [1,825.00 x (1 - 0.06)] = 6,897.14
               o    M&E Charge = (0.00058 ) x (6,897.14) = $4.00

          Policy Fee = Currently, $11.00 per month ($15.00 per month guaranteed maximum)

          Per $1000 of Face Amount Charge = ($100k / 1,000 x RATE1 + Excess / 1,000 x RATE2) =
                o   Excess = Face Amount - $100k = $120,000 - $100,000 = $20,000
                o   Admin Expense Charge = ($100k / 1,000 x 0.16 + $20k / 1,000
                    x 0.06 )  = $17.20

The Monthly Deduction, year 5 month 1 = $20.66 + $4.00 + $11.00 + $17.20 =
$52.86

Net Investment Factor

The Net Investment Factor is calculated on every day in which the New York Stock Exchange is open. The Net Investment Factor is defined in the contract as (1) divided by (2) where:

          (1) Is the net result of:
                o the net asset value per share of the portfolio held in the sub-account at the end of the current valuation period, plus
                o the per share amount of any dividend or capital gain distribution made by the portfolio during the current valuation period, plus or minus
                o a per share credit or charge with respect to any taxes which we paid or for which we reserved during the valuation period which are determined by us to be attributable to the operation of the sub-account (no federal income taxes are applicable under present law).

          (2) Is the net asset value per share of the portfolio held in the sub-account at the end of the last prior valuation period.

     For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 5.25% net annual effective rate of return:

          Monthly Net Investment Factor (Hypothetical) = (1.0525) ^ [(Number of Days in Month) / 365] where:
                o     ^ signifies "to the power of"
                o     A 365-day year is hypothetically assumed

     For the end of month 1, Policy year 5:

          Net Investment Factor:   (1.0525) ^ ( 31 / 365) = 1.0043553

     The following is a detailed representation of the interim policy value calculations during Policy Year 5:

                                                                                                         Monthly
        Beginning                  Value                           Policy Fee    Value        Days         Net            Ending
Policy   Policy          Net       After          COI      M&E     & Per 1000    After         In       Investment        Policy
Month     Value        Premium     Premium       Charge   Charge     Charge     Deduction     Month       Factor           Value
1        5,181.64    1,715.50     6,897.14       20.66     4.00       28.20      6,844.28      31        1.0043553        6,874.09
2        6,874.09        0.00     6,874.09       20.67     3.99       28.20      6,821.23      28        1.0039330        6,848.06
3        6,848.06        0.00     6,848.06       20.67     3.97       28.20      6,795.22      31        1.0043553        6,824.82
4        6,824.82        0.00     6,824.82       20.68     3.96       28.20      6,771.98      30        1.0042145        6,800.52
5        6,800.52        0.00     6,800.52       20.68     3.94       28.20      6,747.70      31        1.0043553        6,777.09
6        6,777.09        0.00     6,777.09       20.69     3.93       28.20      6,724.27      30        1.0042145        6,752.61
7        6,752.61        0.00     6,752.61       20.69     3.92       28.20      6,699.80      31        1.0043553        6,728.98
8        6,728.98        0.00     6,728.98       20.69     3.90       28.20      6,676.19      31        1.0043553        6,705.27
9        6,705.27        0.00     6,705.27       20.70     3.89       28.20      6,652.48      30        1.0042145        6,680.52
10       6,680.52        0.00     6,680.52       20.70     3.87       28.20      6,627.75      31        1.0043553        6,656.62
11       6,656.62        0.00     6,656.62       20.71     3.86       28.20      6,603.85      30        1.0042145        6,631.68
12       6,631.68        0.00     6,631.68       20.71     3.85       28.20      6,578.92      31        1.0043553        6,607.57



SURRENDER VALUE

Surrender Charges are calculated as:

     (Face Amount / 1,000) x (Surrender Charge Factor Per $1,000 Face Amount) x (Surrender Charge Percentage)

     The  Surrender  Charge  Factor for a Male Nonsmoker, Issue age 45 is $20.88

     The Surrender Charge Percentage for a Male Nonsmoker, Issue age 45, Policy Year 5 is 77% Surrender Charge = (120,000 / 1,000) x (20.88) x (77%) =
     $1,929.31

     Surrender  Value  =  Policy  Value  -  Surrender  Charge

     Surrender  Value,  End  of  Year  5  =  6,607.57  -  1,929.31  =  4,678.26

DEATH BENEFITS

     For death benefit Option 1, the death benefit equals the greater of:
           o   The face amount on the date of death, or
           o The percentage of the policy value shown in the Compliance with Federal Laws Provision.

     For a Male insured of attained age 49, the percentage of the policy value in the Compliance with Federal Laws Provision is 191%

     Death Benefit, end of year 5 = the greater of
           o   Face Amount = $120,000, or
           o   191% x Policy Value = 1.91 x 6,607.57 = 12,620.46
               Death Benefit, end of year 5 = $120,000

HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

Monthly Deduction
           o   Monthly COI rates vary by attained age
           o M&E Charge declines to a monthly 0.00024 times Policy Value in years 11 and after
           o   Per $1000 of Face Amount Charge is zero in years 31 and later

Surrender Value
           o   Surrender Charge Percentage varies by Policy Year
           o   Surrender Charge Percentage is zero in years 11 and later
           o Surrender Charge Percentages for the illustrated insured in other contract years follow the schedule below:

                    Policy Year          Surrender Charge
                                        Percentage
                         1                   100%
                         2                    93%
                         3                    87%
                         4                    82%
                         5                    77%
                         6                    64%
                         7                    51%
                         8                    38%
                         9                    25%
                         10                   12%
                         11+                   0%

Death Benefits
o Death Benefits may exceed the Face Amount according to the Compliance with Federal Laws Provision.